UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

WESTERN IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-51965	42-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2010, Western Iowa Energy, LLC (the “Company”) and Farm Credit Services of America, FLCA (“Farm Credit”) finalized a letter agreement dated October 22, 2010 regarding the Company’s credit facilities with Farm Credit. The letter agreement modifies a previous letter agreement entered into by the Company and Farm Credit dated May 14, 2010, as amended by another letter agreement dated July 30, 2010. The Company’s entry into the May 14, 2010 letter agreement was reported by the Company on Form 8-K on May 19, 2010, which report is hereby incorporated by reference. The Company’s entry into the July 30, 2010 amendment to the May 14, 2010 letter agreement was reported by the Company on Form 8-K on August 10, 2010, which report is hereby incorporated by reference.

Pursuant to the terms of the May 14, 2010 letter agreement, as amended, the amount available under the Company’s revolving credit loan with Farm Credit decreased from $8,000,000 to $6,000,000 through October 31, 2010. The effect of the October 22, 2010 letter agreement is to extend the term of this reduction in the amount available under the Company’s revolving credit loan through January 31, 2011. Except as otherwise provided in the May 14, 2010 letter agreement, the July 30, 2010 letter agreement or the October 22, 2010 letter agreement, the Company’s loan documents with Farm Credit, including the Company’s term loan with Farm Credit, remain in full force and effect and unmodified. The October 22, 2010 letter agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter Agreement between Western Iowa Energy, LLC and Farm Credit Services of America, FLCA dated October 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

October 29, 2010	/s/ Joe Neppl

Date	Joe Neppl, Chief Financial Officer

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